Exhibit 10.35

REDACTED

TSA No:1002755

FIRM (RATE SCHEDULE FT)
TRANSPORTATION SERVICE AGREEMENT

THIS TRANSPORTATION SERVICE AGREEMENT (“Agreement”), between Reliant Energy Gas Transmission Company (“REGT”), a Delaware corporation (“Transporter”), and Duke Energy Hot Springs, LLC, a Delaware limited liability company (“Shipper”), covering the transportation of natural gas by Transporter on behalf of Shipper as more particularly described herein, is entered into this 15th day of August, 2001 in accordance with the following terms and conditions:

1)                         ADDRESSES:

Address for Notices to Shipper:	Address for Notices to Transporter:
[***]	[***]
[***]	[***]
[***]	[***]
Facsimile No.: [***]	Facsimile No.: [***]
Address for Invoices to Shipper:	Wire Transfer Information:
[***]	[***]
[***]	[***]
[***]	[***]
Address for Payments to Transporter:
[***]
[***]
[***]

2)                         TERM, REGULATORY AUTHORITY, CONTRACT DEMAND AND RECEIPT ENTITLEMENTS:

Service Commencement:	July 1, 2002 (subject to completion of construction of delivery facilities as provided in companion Facilities Agreement letter and subject to Section 5.3 below)
End Date:

The end of the Day on May 31, 2022 and Year to Year thereafter unless and until terminated by either party by written notice given at least 180 days prior to the end of the primary term or any extended term thereafter.

Regulatory Authority:	Part 284, Subpart G
Contract Demand:	[***] Dth/D
Receipt Entitlement(s):	Neutral Pooling Area [***] Dth/D

3)                         RECEIPT AND DELIVERY POINTS:

Receipt Point(s)*:	Receipt Quantity (Dth/D)
All generally available Pools and AIRPs in the Neutral Pooling Area	[***]

* Absent designation of MRO’s for any specific physical Point of Receipt, Transporter shall have no obligation to permit Shipper to utilize any such Point of Receipt or to receive any specific quantities on Shipper’s behalf at such point.

Primary Delivery Point(s):	Maximum Delivery Obligation (Dth/D)

At a delivery point to be constructed off of Transporter’s Line AC in Hot Spring County, Arkansas, as further described in the companion Facilities Agreement Letter, to deliver gas to Shipper’s Hot Springs Power Plant now under construction.

[***]

4)                         RATE: Unless Transporter agrees in writing otherwise, Shipper shall pay, or cause to be paid, to Transporter each month for all services provided hereunder the maximum applicable rate, and any other charges, fees, direct bill amounts, taxes, assessments, or surcharges provided for in Transporter’s Tariff, as on file and in effect from time to time, for each service rendered hereunder.

5)                         OTHER PROVISIONS: See Attachment A

6)                         SIGNATURE: This Agreement constitutes a contract with Transporter for the transportation of natural gas, subject to the terms and conditions appearing on the face and reverse side hereof and any attachments, all of which are incorporated herein by reference and made part of this Agreement.

RELIANT ENERGY GAS TRANSMISSION COMPANY		DUKE ENERGY HOT SPRINGS, LLC

By:	/s/ Robert C. Hausler	By:	/s/ Steven F. Gilliland
Name:	Robert C. Hausler	Name:	Steven F. Gilliland
Title:	Vice President	Title:	Senior Vice President

_________

*** Certain information on this page has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

GENERAL TERMS AND CONDITIONS

1.                          Upon Shipper’s failure to pay when due all or any part of amounts billed in connection with services rendered or to comply with the terms of this Agreement, Transporter may terminate this Agreement and/or suspend service, as appropriate, in accordance with the provisions of Section 14 of the General Terms and Conditions of the Tariff.

2.                          Transporter may terminate this Agreement if it relates to service under Section 311 of the Natural Gas Policy Act of 1978 (“NGPA”) if it also terminates like service for others on a not unduly discriminatory basis which is consistent with applicable law and regulations.

3.                          Upon termination hereof for whatever reason, Shipper agrees to stop delivering gas to Transporter for service and, unless otherwise agreed by Transporter, to seek no further service from Transporter hereunder. Shipper agrees to cooperate with and assist Transporter in obtaining such regulatory approvals and authorizations, if any, as are necessary or appropriate in view of such termination and abandonment of service hereunder.

4.                          Termination of this Agreement shall not relieve either party of any obligation that might otherwise exist to cash-out or correct any Imbalance hereunder nor relieve Shipper of its obligation to pay any monies due hereunder to Transporter and any portions of this Agreement necessary to accomplish such purposes shall be deemed to survive for the time and to the extent required.

5.                          This Agreement shall be subject to the provisions of Rate Schedule FT as well as the General Terms and Conditions set forth in Transporter’s Tariff, as on file and in effect from time to time, all of which by this reference are made a part hereof.

6.                          Transporter shall have the right at any time, and from time to time, to file and place into effect unilateral changes or modifications in the rates and charges, and other terms and conditions of service hereunder, and as set forth in said Rate Schedule and in said General Terms and Conditions, in accordance with the Natural Gas Act or other applicable law.

7.                          Subject to the provisions of the Tariff and this Agreement, Transporter shall receive, transport, and deliver, for the account of Shipper for the purposes contemplated herein, on a firm basis a quantity of Gas up to the quantity or quantities specified in the Agreement.

8.                          Gas shall be (i) tendered to Transporter for transportation hereunder at the Point(s) of Receipt and (ii) delivered by Transporter after transportation to Shipper, or for Shipper’s account, at the Point(s) of Delivery on the terms and at the points shown in this Agreement. Subject to the provisions of the Tariff, Transporter shall tender for delivery quantities of Gas thermally-equivalent to those delivered by Shipper, less Compressor or Storage Fuel retained.

9.                          Except as otherwise permitted in the Tariff, this Agreement shall not be assigned by Shipper in whole or in part, nor shall Shipper agree to provide services to others by use of any capacity contracted for under the Agreement, without Transporter’s prior written consent. In addition to all other rights and remedies, Transporter may terminate the Agreement immediately if it is assigned by Shipper or if Shipper subcontracts the capacity to others contrary to the provisions hereof, whether the assignment or contract be voluntary, or by operation of law or otherwise. Subject to the above, the respective rights and obligations of the parties under the Agreement shall extend to and be binding upon their heirs, successors, assigns and legal representatives. Any person which shall succeed by purchase, merger or consolidation to the properties, substantially as an entirety, of either party hereto, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Agreement; and either party may assign or pledge this Agreement under the provisions of any mortgage, deed of trust, indenture, bank credit agreement, assignment or similar instrument which it has executed or may execute hereafter.

10.                    Any notice, statement, or bill provided for in this Agreement shall be in writing and shall be considered as having been given if hand delivered, or, if received, when mailed by United States mail, postage prepaid, to the addresses specified therein, or such other addresses as either party shall designate by written notice to the other. Additionally, notices shall be considered as having been given, if received, when sent via facsimile or through electronic data interchange.

11.                    Shipper agrees that any representations and agreements contained in any credit application submitted in connection with this service shall be incorporated herein by reference and made a part hereof.

12.                    All modifications, amendments or supplements to the terms and provisions hereof shall be effected by supplementary written consent of the parties.

ATTACHMENT A
TO THE AGREEMENT BETWEEN REGT
AND DUKE ENERGY HOT SPRINGS, LLC
DATED August 15, 2001
 (TSA #1002755)

5)                        OTHER PROVISIONS - (CONTINUED):

5.1)               The parties hereby agree that the provisions of Section 13.4 of the G T & C of Transporter’s Tariff shall apply with respect to third-party transportation to the extent utilized to provide service hereunder.

5.2)               Payments shall be received by Transporter within the time prescribed by Section 14 of the G T & C of Transporter’s Tariff. Amounts past due hereunder shall bear interest as provided in Section 14 of the G T & C of the Tariff. Shipper shall pay all costs associated with the collection of such past due amounts including, but not limited to, attorney’s fees and court costs. Shipper hereby represents and warrants that the party executing this Agreement on its behalf is duly authorized and possesses all necessary corporate or other authority required to legally bind Shipper.

5.3)               A condition precedent to this Agreement becoming effective is Shipper’s furnishing, within sixty (60) days of the date of this Agreement, assurance of its continuing ability to pay and perform its obligations under this Agreement, or adequate security therefor, including by means of a guaranty, letter of credit or other arrangement, which Transporter, in either case, determines in its reasonable discretion to be satisfactory for the purposes offered.

TRANSACTION SHEET
With Duke Energy Hot Springs, LLC (“Shipper”)
Dated August 15, 2001
Attached to Master Rate Agreement Dated August 15, 2001
Related To Firm Transportation Service Agreement (“Agreement”) 1002755

A.                      ADDITIONAL ELIGIBLE RECEIPT POINTS:

All generally available Pools and AIRPs in the South Pooling Area.

B.                        ADDITIONAL ELIGIBLE DELIVERY POINTS:

Not applicable

C.                        TRANSMISSION ALLOWANCE: The rates described in this subparagraph may exceed the maximum Tariff reservation or usage charges and are agreed to in accordance with Section 12.3, GT&C, of the Tariff. For the period during which FERC authorization is effective for Transporter to collect Negotiated Rates under this Rate Agreement, Transporter shall bill and Shipper shall pay each month for each Dth of Contract Demand (as provided on the date hereof) for eligible services under the Agreement a Reservation Charge calculated by multiplying [***] Dth by [***] Shipper also shall pay a commodity Rate of [***] per Dth for all quantities delivered to the Primary Delivery Point from eligible Receipt Points. For purposes hereof, the term “Transmission Allowance” shall mean the total rate (reservation and commodity components) applicable to eligible quantities as provided in the Rate Agreement. If there is use of Receipt or Delivery Points other than those specified in Section 3 and/or Attachment A of the Agreement or on this Transaction Sheet (including sourcing, by any means or by operation of any Tariff mechanisms, gas supplies received initially into Transporter’s system at points or in a manner inconsistent with the provisions hereof), Shipper will pay no less than the maximum Tariff rate for the remaining term of the Agreement.

Shipper shall pay a Reservation Charge each Month based on the Dth of Contract Demand specified in the Agreement, regardless of the quantity of gas transported during the Service Month.

D.	TERM:	Begin Date:	Service Commencement Date for Agreement
		End Date:	Twenty (20) years after Begin Date

Any attached appendices are incorporated herein by reference and made part of this Rate Agreement. If any of the provisions of this Rate Agreement conflict with the provisions of the applicable Agreement or Transporter’s Tariff, the terms of the applicable Agreement, or Transporter’s Tariff, as the case may be, shall be deemed to control.

ACCEPTED AND AGREED TO:		ACCEPTED AND AGREED TO:

TRANSPORTER: RELIANT ENERGY GAS TRANSMISSION COMPANY		SHIPPER: DUKE ENERGY HOT SPRINGS, LLC

By:	/s/ Robert C. Hausler	By:	/s/ Steven F. Gilliland
Name:	Robert C. Hausler	Name:	Steven F. Gilliland
Title:	Vice President	Title:	Senior Vice President

_________

*** Certain information on this page has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

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Master Rate Agreement Dated August 15, 2001
With Duke Energy Hot Springs, LLC (“Shipper”)
Related To Firm Transportation Service Agreement

Shipper agrees to pay the Transmission Allowance specified on the applicable Transaction Sheet for performance of certain gas transportation service under the Firm Transportation Service Agreements specified on such Transaction Sheets. These rates are applicable only in accordance with the following:

1.                          RATES AND APPLICABILITY:

(a)                    General: In consideration for Shipper’s continuing compliance with the provisions of the applicable firm Transportation Service Agreement (“Agreement”), as specified on the applicable Transaction Sheet and this Master Rate Agreement (including any applicable Transaction Sheet as agreed to from time to time), the transportation rates and charges as defined on the applicable Transaction Sheet for the specified services provided under the applicable Agreement only apply to receipts from, and subsequent deliveries to, the Points of Receipt and Delivery described herein and on the applicable Transaction Sheet(s) and to reserved capacity necessary to effect such service. In addition to any rate or amount referred to in the applicable Rate Agreement (including the Transmission Allowance, overrun rates and maximum Tariff rates), Shipper shall provide or pay and Transporter shall retain or charge Compressor Fuel allowances or charges in such quantities or amounts as authorized from time to time by the Tariff and, except as specifically provided otherwise with respect to the Transmission Allowance below, shall pay any applicable charges, penalties, surcharges, fees, taxes, assessments and/or direct billed amounts provided for in the Tariff. GRI (only to the extent the charge is voluntary and discountable prior to any other component of the rate), ACA, GT&C Section 13.4, Order No. 528 and Order No. 636 transition cost surcharges shall not be utilized to charge amounts in excess of the Transmission Allowance with respect to services that qualify for such rate. In any event, the Transmission Allowance in any Month shall never be below Transporter’s applicable minimum Tariff rate. Transporter shall not be responsible for the payment and satisfaction of any taxes assessed or levied on the receipt, transmission (and any activities in connection therewith), delivery, use and/or consumption with respect to Gas delivered or received by Shipper. If the term of a Transaction Sheet is one year or more, Shipper hereby elects to be billed on a levelized basis to the extent Transporter so determines and such option is available under the Tariff.

(b)                   Conversion of Formula Negotiated Rate: If a Transaction Sheet covers a formula Negotiated Rate transaction, at any time and from time to time, Transporter may notify Shipper of Transporter’s intent to convert the Transmission Allowance, for all or part of the Contract Demand that is based on a Receipt Index and a Delivery Index, to a fixed rate. Transporter may propose the conversion to a fixed rate by selection of a fixed price for either the Receipt Index, the Delivery Index, or both, effective as of the date specified by Transporter, listed in Appendix A to the applicable Transaction Sheet. If Transporter and Shipper agree on the fixed price, the applicable Rate Agreement shall be amended to reflect such conversion. If Transporter and Shipper do not agree, Transporter may identify a creditworthy party willing and able to enter into a financial risk management transaction with Shipper that would support establishment between said party and Shipper of a fixed price or fixed basis consistent with Transporter’s recommendation. Shipper shall enter into such transaction with said party, and the applicable Rate Agreement shall be amended, effective as of the date specified by Transporter, to reflect conversion to such fixed rate.

(c)                    Inability to Collect Negotiated Rates: If a Transaction Sheet covers a Negotiated Rate transaction, and Transporter is unable to collect Negotiated Rates for any reason during the term of such Transaction Sheet, then Transporter may elect, as applicable (i) to continue to determine Shipper’s rate using the formula stated on the Transaction Sheet, subject to a cap of the maximum Tariff rate; (ii) to continue to determine Shipper’s rate using the formula stated on the Transaction Sheet, subject to a cap of the maximum Tariff rate; provided, however, if, in any Month, the foregoing calculation results in an amount that exceeds the maximum Tariff rate, then (A) Transporter shall establish an account to track the cumulative total of such excess amounts (hereafter the “Deferred Amounts”), and (B) the monthly rate (including rates for months previously invoiced or paid) to be paid by Shipper may be adjusted upward (but no greater than the applicable maximum for the Service Month invoices being adjusted), including by means of retroactive billing adjustments, to the extent required to permit Transporter to collect any outstanding Deferred Amounts and to minimize Transporter’s loss of time-value caused by the deferred collection of such funds; or (iii) to require Shipper to pay the maximum Tariff rate for the services. Transporter may change such election at any time during the term of the applicable Rate Agreement.

If Transporter elects as described in (iii) above, Transporter shall notify Shipper in writing of the requirement to pay maximum Tariff rates, and, if the maximum Tariff rates are greater than the Negotiated Rates under such transaction, Shipper shall have no more than thirty (30) days from the date of such notification to give notice in writing of termination of the applicable Rate Agreement and Agreement, with such terminations to be effective no earlier than the end of the Month following the Month in which such termination notice is received.

2.                          POINTS: For each Transaction Sheet, the Receipt Point(s) and the Delivery Point(s) eligible for the Transmission Allowance shall be those listed in Section 3 and/or Attachment A of the applicable Agreement (as in effect on the effective date of the Transaction Sheet) and those described on such Transaction Sheet.

3.                          TERM: This Master Rate Agreement shall become effective as of August 15, 2001 and shall remain effective for a term of one Month and thereafter shall continue in effect until terminated by Transporter or Shipper upon at least thirty (30) Days prior written notice; provided, however, that no such termination shall occur while a Transaction Sheet entered into under this Master Rate Agreement remains in effect.

4.                          TRANSACTION SHEET(S): For each occasion that Transporter agrees to a rate other than the maximum Tariff rate under a firm Transportation Service Agreement, Transporter and Shipper shall execute a Transaction Sheet. The specific terms and conditions of each such transaction shall be reflected in the Transaction Sheet, which shall be incorporated and made a part of this Master Rate Agreement, and which together shall constitute the terms and conditions of the applicable Rate Agreement for such transaction. Accordingly, the term “Rate Agreement” shall refer to this Master Rate Agreement and the applicable Transaction Sheet, as in effect from time to time, with respect to each such transaction.

5.                          AUTHORIZED OVERRUN:

(a)                    (i)      For Transaction Sheets covering discounted rate transactions, unless Transporter agrees otherwise, any authorized overrun quantities shall be at the maximum Tariff rate.

(ii)                     For Transaction Sheets covering Negotiated Rate transactions, unless Transporter agrees otherwise, the rate for any authorized overrun quantities shall be the greater of the maximum Tariff rate or the Transmission Allowance.

(b)                   If during the term of a Transaction Sheet, Transporter has agreed to a rate less than the maximum Tariff rate for authorized overrun quantities, then, only during a period when allocation by rate occurs, Shipper agrees to pay the maximum Tariff rate for overrun quantities scheduled, with such rate increase to occur automatically.

(c)                    Shipper may suspend the automatic rate increase provisions described in (b) above by giving Transporter written notice by 11:45 a.m. on the Day prior to the Day of the rate increase. In accordance with the provisions of the Tariff, Transporter shall have no obligation to schedule or transport overrun quantities.

The Rate and Related Provisions and the provisions on any attachments are incorporated herein by reference and made part of this Rate Agreement. Executed by a duly authorized representative of each party hereto, in the space provided below:

TRANSPORTER:		SHIPPER:

RELIANT ENERGY GAS TRANSMISSION COMPANY		DUKE ENERGY HOT SPRINGS, LLC

By:	/s/ Robert C. Hausler	By:	/s/ Steven F. Gilliland
Name:	Robert C. Hausler	Name:	Steven F. Gilliland
Title:	Vice President	Title:	Senior Vice President

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Rate and Related Provisions

1.                          WAIVERS AND REFUNDS: Shipper agrees to waive all rights of first refusal, including the right to continue the service provided under the terminated Agreement (or any ancillary third party agreements except as may be provided in the Agreement) under Section 284.221(d) of the Commission’s Regulations, under Transporter’s Tariff, or any successor provisions. Shipper further waives any rights to receive any credits or benefits from rates, refunds, penalties or other revenues collected by Transporter or Shipper which would have the effect of providing Shipper either a rate at a level lower, or a greater economic benefit over the term of the applicable Rate Agreement, than the Transmission Allowance specified in the applicable Transaction Sheet. If it is ever determined that such waivers are ineffective and/or Shipper seeks to avail itself of any of its rights as described above, then as of such date, Transporter shall have the right to terminate or modify any provisions under the applicable Rate Agreement that would provide for a rate less than the applicable maximum Tariff rate, with such termination or modification to be effective retroactively to the effective date of the applicable Rate Agreement.

2.                          NON-COMPLIANCE: To the extent consistent with applicable Commission Orders and Policy, unless Transporter agrees otherwise, if at any time receipts and/or deliveries are initially sourced into the system, nominated, scheduled and/or made, by any means or by operation of any Tariff mechanisms, with respect to the capacity obtained by, through or under the Agreement at points, or under conditions, other than those specified in the applicable Rate Agreement, then as of such date, and for the remaining term of the applicable Rate Agreement, any provision for a rate less than the applicable maximum Tariff rate shall have no effect as to any quantity under the Agreement to the extent it would permit payment of such lower rate.

3.                          CASH-BALANCING: At Transporter’s option, Shipper agrees that it shall continue to utilize Transporter’s cash-balancing provision in the event that such provision is made optional by the Commission in the future.

4.                          REGULATORY AUTHORITY: Transporter and Shipper hereby acknowledge that the applicable Rate Agreement is subject to all valid and applicable federal and local laws and to the orders, rules and regulations of any duly constituted federal or local regulatory body or governmental authority having jurisdiction. Transporter shall not be held in default for failure to perform hereunder if such failure is due to a good faith compliance with requirements of any such laws, orders, rules or regulations or to a good faith determination by Transporter that any governmental authority having or asserting jurisdiction has conditioned performance hereunder in a manner that (i) requires performance by Transporter that is inconsistent with the terms of the applicable Rate Agreement or (ii) conditions or prohibits the granting of selective discounts or other rates in a manner unacceptable to Transporter. In the event that changes in federal or local laws or orders, rules or regulations of any governmental authority having jurisdiction materially alter or interfere with Transporter’s ability to perform, as herein contemplated by the parties, the applicable Rate Agreement shall be subject to renegotiation, or termination by either party if the parties fail to reach agreement within forty-five (45) days of any renegotiation notice given pursuant to the terms of this paragraph, with such renegotiation or termination to be effective prior to the effective date of any such changes. Any provision of the applicable Rate Agreement which is determined by any court or regulatory body having jurisdiction to be invalid or unenforceable will be ineffective to the extent of such determination only, without invalidating, or otherwise affecting the validity of, the remaining provisions.

5.                          ENTIRE AGREEMENT: The applicable Rate Agreement shall supplement the Agreement with respect to the matters agreed to, and together shall constitute the entire understanding of the parties relating to said matters as of the effective date stated herein. All prior agreements, correspondence, understandings and representations are hereby superseded and merged into the applicable Rate Agreement and the Agreement. Except as otherwise provided herein, all terms used herein with initial capital letters are so used with the respective meanings ascribed to them in Transporter’s Tariff.

6.                          FAILURE TO EXERCISE RIGHTS: Failure to exercise any right under the applicable Rate Agreement or the Agreement shall not be considered a waiver of such right in the future. No waiver of any default in the performance of the applicable Rate Agreement or the Agreement shall be construed as a waiver of any other existing or future default, whether of a like or different character.

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